Westwood Holdings Group Promotes Terry Forbes, CPA to Chief Financial Officer
Dallas, TX October 4, 2018 – Westwood Holdings Group, Inc. (NYSE: WHG) is pleased to announce the promotion of our Vice President of Finance, Murray “Terry” Forbes III, CPA to the position of Chief Financial Officer. Terry takes over from Tiffany Kice, CPA who is resigning to pursue another business opportunity. Tiffany will oversee the filing of our third quarter Form 10-Q and will assist in the transitioning of her responsibilities until her October 31, 2018 departure date.
Terry joined Westwood in December 2014 as Vice President of Finance and has worked closely with Tiffany across all areas of finance, accounting, treasury, tax, internal audit and risk management. He has 18 years of multi-industry experience in the public and private sectors, including 12 years in public accounting. Prior to Westwood, Terry served as Senior Director and Assistant Controller of CEC Entertainment, Inc. (“CEC”), a Dallas-based company that develops, operates and franchises family dining and entertainment centers. CEC was a New York Stock Exchange listed company until February 2014. From September 2000 to December 2012, Terry was at KPMG LLP, most recently as an audit senior manager. He holds a bachelor’s degree in business administration from the University of Richmond and is a certified public accountant.
“I am confident that Terry's multi-faceted experience across a wide range of industries and his tenure as our Vice President of Finance have prepared him well to serve as our Chief Financial Officer,” said Brian O. Casey, President and Chief Executive Officer of Westwood. “We implemented a succession planning process internally a few years ago to provide opportunity for continued career growth and increased responsibility for our talented team members. We have complete confidence in Terry and our accounting and finance team to execute a seamless transition.”
“For the past four years, Tiffany and I have worked together to build an experienced and cohesive group of accounting and finance professionals. This feels like a natural progression for our group, and I am excited for the opportunity to lead our team,” said Terry Forbes.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. The firm has $21.6 billion in assets under management, of which $3.4 billion are in values-based and socially responsible investment mandates as of June 30, 2018. Westwood offers a range of investment strategies including U.S. equities, Multi-Asset, Global and Emerging Markets equities, Global Convertible securities and Master Limited Partnerships (MLPs) portfolios. Access to these strategies is available through separate accounts, the Westwood Funds® family of mutual funds, UCITS funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Texas, Westwood also maintains offices in Toronto, Boston and Houston.

For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about transition of responsibilities from a departing executive to another executive, as well as other statements including without limitation, words such as “execute,” “transitioning,” “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management includes investments in foreign companies; our ability to develop and market new investment strategies successfully; our reputation and relationships with current and potential customers; our ability to attract and retain qualified personnel; our ability to perform operational tasks; our ability to maintain effective cyber security; our ability to identify and execute on our strategic initiatives; our ability to select and oversee third-party vendors; our ability to maintain effective information systems; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s Securities and Exchange Commission filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2017 and its quarterly report on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)

CONTACT:
Westwood Holdings Group, Inc.
Brian O. Casey
President and Chief Executive Officer
(214) 756-6900